SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                    THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:


     |_|   Preliminary Proxy Statement                          |_|    Confidential, for Use of the Commission
                                                                       Only (as permitted by Rule 14a-6(e)(2))
     |_|   Definitive Proxy Statement
     |_|   Definitive Additional Materials
     |X|   Soliciting Material Pursuant ss. 240.14a-12

                          DETECTION SYSTEMS, INC.
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              (Name of Registrant as Specified In Its Charter)


                                    N/A
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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     |X|   No fee required.
     |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

           1) Title of each class of securities to which transaction applies:

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           2)     Aggregate number of securities to which transaction applies:

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           3)     Per unit price or other underlying value of transaction
                  computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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           4)     Proposed maximum aggregate value of transaction:

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           5)     Total fee paid:

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     |_|   Fee paid previously with preliminary materials.
     |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           1)     Amount Previously Paid:_____________________________________
           2)     Form, Schedule or Registration Statement No.:_______________
           3)     Filing Party: ______________________________________________
           4)     Date Filed: ________________________________________________

              As filed with the Commission on October 13, 2000




FOR IMMEDIATE RELEASE                                       October 13, 2000


                       DETECTION SYSTEMS FILES PROXY;
                        REJECTS ACQUISITION PROPOSAL

         Fairport, N.Y.--Detection Systems, Inc. (Nasdaq: DETC) announced today that it filed with the Securities and Exchange Commission a preliminary proxy statement in connection with its 2000 Annual Meeting of shareholders. The Company's Annual Meeting will be held on December 19, 2000, at 9:30 a.m. Eastern Time, at Strong Museum, One Manhattan Square, Rochester, New York 14607. The Company intends to mail its proxy materials to shareholders beginning in mid-November.

         Ultrak, Inc., the Company's largest shareholder (and a competitor), is waging a costly and disruptive proxy contest to gain control of the Company's Board of Directors. As further explained in the proxy statement, the Board believes that Ultrak and its Chairman and CEO, George Broady, are motivated by their own financial and competitive interests. The Company intends to vigorously oppose Ultrak's solicitation.

         Detection Systems also announced today that its Board of Directors received a letter dated September 23, 2000 from Bosch Telecom GmbH, in which Bosch proposed to acquire Detection Systems for $14 per share in cash, subject to certain other conditions.

          In reviewing Bosch's offer, the Board consulted Fleet Securities, Inc., the Company's financial advisor. The Board also considered the Company's financial track record and future profit potential due to its award-winning new products and significant investments (all of which are further described in the proxy statement). After careful consideration of the Company's potential, Fleet's analysis of the Company's strategic alternatives and other factors, the Board determined that the $14 per share offer did not represent a fair value for the Company and would not be in the best interests of the Company's shareholders. On October 13, 2000, the Company rejected Bosch's offer.

         Detection Systems is a leading supplier of equipment to the electronic protection industry, with facilities in New York, California, Argentina, Australia, Belgium, China, France, Hong Kong, Hungary, Italy, New Zealand, Norway, Spain, Sweden and the United Kingdom. The Company designs, manufactures and markets electronic detection, control and communication equipment for security, fire protection, access control and closed circuit television applications.

         FOR ADDITIONAL INFORMATION, PLEASE CONTACT: Detection Systems, Inc., Frank J. Ryan, Vice President, Secretary and Treasurer, or
Christopher P. Gerace, Vice President, 130 Perinton Parkway, Fairport, New York 14450, (716) 223-4060, www.dsworld.com or


                            Stanley J. Kay, Jr.
                          MacKenzie Partners, Inc.
                              156 Fifth Avenue
                          New York, New York 10010
                        proxy@mackenziepartners.com
                      (212) 929-5500 (call collect) or
                         Toll-Free (800) 322-2885.


         The Company urges investors and shareholders to carefully read its proxy statement, which contains important information about the Company and the matters to be voted on at the annual meeting. The proxy statement also includes a detailed list of the names, affiliations and interests of persons who may be deemed to be "participants" in the Company's solicitation of proxies at the annual meeting. Copies of the preliminary proxy statement (and definitive proxy statement, when it becomes available) may be obtained free of charge from Securities and Exchange Commission's Internet web site (www.sec.gov) or by overnight mail or direct electronic transmission from the Company's proxy solicitors, MacKenzie Partners, whose contact information is provided above. The Company will furnish copies of its definitive proxy statement to shareholders beginning in mid-November.

                         FORWARD-LOOKING STATEMENTS

          This release contains forward-looking information which involves expressions of management's current expectations. All forward-looking information is subject to various risks and uncertainties that may be beyond the Company's control and may cause results to differ materially from management's current expectations. Information concerning factors that could cause actual results to differ materially from management's current expectations are set forth in the section entitled "Risk Factors" in the Company's 2000 Annual Report on Form 10-K, as amended.